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                                                                    EXHIBIT 99.1

HEALTHEON/WEBMD TO ACQUIRE ENVOY UNIT FROM QUINTILES TRANSNATIONAL TO CREATE THE LARGEST HEALTHCARE TRANSACTION COMPANY

QUINTILES AND HEALTHEON/WEBMD TO FORM STRATEGIC ALLIANCE TO DEVELOP AND MARKET WEB-BASED END-TO-END PRODUCTS AND SERVICES FOR THE PHARMACEUTICAL INDUSTRY AND HEALTHCARE

AGREEMENT WITH IDX CORPORATION TO PROVIDE EXCLUSIVE ACCESS FOR HEALTHEON/WEBMD AND QUINTILES INTERNET SERVICES TO 118,000 PHYSICIAN DESKTOPS

ATLANTA and RESEARCH TRIANGLE PARK, N.C., January 24, 2000 /PRNewswire/ -- Healtheon/WebMD Corp. (Nasdaq: HLTH) and Quintiles Transnational Corp. (Nasdaq:
QTRN) today announced a definitive agreement for Healtheon/WebMD to acquire Quintiles' electronic data interchange unit, ENVOY Corporation, the largest provider of healthcare electronic data interchange (EDI) products and services to the healthcare sector.

With this acquisition, Healtheon/WebMD will process almost 2 billion transactions a year for its healthcare customers. ENVOY is the largest processor of healthcare EDI transactions in the U.S., including pharmacy, medical, dental and patient statement transactions. In 1999, ENVOY's network processed over 1.4 billion transactions involving approximately 250,000 physicians, 35,000 pharmacies, 47,000 dentists, 4,500 hospitals and 900 payers, including approximately 47 Blue Cross Blue Shield Plans, 59 Medicare Plans and 40 Medicaid Plans.

Additionally, Quintiles and Healtheon/WebMD announced a strategic alliance to develop and market a revolutionary Web-based integrated suite of products and services for the pharmaceutical industry to dramatically improve the speed and efficiency of drug development, physician detailing and delivery of direct-to-consumer healthcare information. Continuing to create efficiencies within the healthcare industry, Healtheon/WebMD will create a cyber-detailing channel on WebMD immediately available to Quintiles' contract sales organization with access to the entirety of the pharmaceutical industry.

Under the terms of the agreement, Quintiles will receive 35 million shares of Healtheon/WebMD stock and $400 million cash from Healtheon/WebMD, for a total consideration of approximately $2.5 billion based on the closing price of Healtheon/WebMD stock on Friday, Jan. 21, 2000. Quintiles will issue Healtheon/WebMD a warrant to purchase up to 10 million shares of Quintiles common stock at $40 per share, exercisable for four years. Stock received by Quintiles in the transaction will be subject to restrictions on sale for one to two years. Completion of the

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agreement, which will be accounted for as a purchase transaction, is expected in the first or second quarter this year, subject to regulatory approval and certain other customary conditions.

Based upon current pro forma shares outstanding, Quintiles would own approximately 16% of Healtheon/WebMD.

    Additional terms and features of the agreement include:

      - Quintiles will provide Healtheon/WebMD with development funding of up to $100 million over the next 18 months to develop Web-based products and services. Three areas of Internet products are targeted: drug development, physician detailing and direct-to-consumer information delivery. Revenues from these jointly developed Web-based products and services will be shared between Healtheon/WebMD and Quintiles.

      - Healtheon/WebMD will be the exclusive provider of Quintiles' Web-enabled services.

      - Quintiles will have exclusive rights to de-identified ENVOY transaction data, securing for Quintiles an important element of its acquisition of ENVOY last year.

      - Healtheon/WebMD will enter into a data services agreement in which Quintiles will be the exclusive licensee across a wide spectrum of healthcare for de-identified data available from Healtheon/WebMD. Quintiles Informatics will share with Healtheon/WebMD a royalty derived from sales of data products using the licensed data. Healtheon/WebMD's strict privacy protection and security policies will ensure that no personally identifiable patient information is disclosed.

      - Quintiles will continue to grow all the assets of its informatics businesses, including Scott-Levin, SMG Marketing Group and Synergy Health Care -- a data analytics group that transforms transaction data into informatics products to be delivered in real time over the Internet by point-and-click.

      - Quintiles Transnational Chairman and Chief Executive Officer Dennis Gillings is expected to be appointed to the Healtheon/WebMD Board of Directors.

Also announced today, in a separate press release, will be an exclusive agreement between Healtheon/WebMD and IDX Systems Corporation, which provides other important commercial advantages:

      - With the addition of IDX's connectivity, Healtheon/WebMD now has direct access to over 200,000 physician desktops.

      - The combination of payer connectivity, physician connectivity, consumer Web portal and Internet technology give Healtheon/WebMD and Quintiles a huge leadership advantage in using the Internet to improve healthcare.

"The acquisition of ENVOY, a leading healthcare transaction provider, allows us to further our goal of using the Internet to facilitate a new system for delivering healthcare and positions us as the market leader in payer connectivity," said Jeff Arnold, chief executive officer of Healtheon/WebMD.

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"Moreover, the acquisition demonstrates that we are executing on our business plan of securing new customers and strategic partnerships to help us drive our transaction volumes, expand our base of physician users and enhance the breadth and functionality of our offerings.

"We are also very excited about our strategic alliance with Quintiles, which greatly expands Healtheon/WebMD's presence in the pharmaceutical industry and creates myriad new opportunities for both our companies in drug development, physician detailing and providing pharmaceutical and healthcare information directly to consumers."

Within the pharmaceutical industry, this agreement launches business-to-business operations and facilitates entry into business-to-consumer and consumer-to-business services, as direct-to-consumer pharmaceutical marketing takes hold.

Quintiles Chairman and CEO Dennis Gillings said: "This deal transforms Quintiles from outsourcing into Web-based B2B in one fell swoop. We believe the Healtheon/WebMD-ENVOY combination creates a clear winner in the electronic healthcare business. This agreement also creates a structure in which the market can more fully value Quintiles' core development and commercialization services as well as ENVOY in its new environment. When completed, this alliance will represent the premier health information platform for the Internet age."

Gillings continued: "This deal is designed to expand Quintiles' informatics business through broad access to de-identified Internet data and even more access to de-identified EDI data than before. The deal also strengthens our core development and commercialization services. It sets in motion the gradual transformation of the pharmaceutical industry's technology platform into one that would save substantial time and money by converting hundreds of drug development and sales processes into Web-based transactions."

Mike Long, chairman and chief operating officer of Healtheon/WebMD, said: "ENVOY understands and delivers complex healthcare solutions and manages a tremendous volume of transactions from a wide range of sources. By migrating ENVOY's current connectivity to our Internet-based transactions, we can significantly accelerate our growth of electronic transactions."

The senior management team of ENVOY is expected to remain with the company to run the ENVOY operations from Nashville, where the company is based.

"Our customers will benefit from the integrated, end-to-end spectrum of services created by the combination of ENVOY and Healtheon/WebMD," said Jim Kever, chief executive officer of ENVOY. "ENVOY's EDI expertise and Healtheon/WebMD's Internet capabilities will create one-stop shopping for our customers' electronic healthcare transaction processing needs."

Quintiles will release its financial results for the fourth quarter and full year 1999 later this week. Because the revenues of ENVOY will transfer to Healtheon/WebMD, and the shares issued to ENVOY shareholders by Quintiles in its purchase remain outstanding, the transaction is estimated to be $0.25 to $0.30 dilutive to Quintiles' earnings per share in 2000, assuming no shares are repurchased by Quintiles. However, this transaction allows the consideration of share

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repurchases by Quintiles, subject to Board approval. Moreover, the net value of the cash and stock received is expected to add substantially to the Quintiles balance sheet at the close of the transaction. Quintiles issued approximately 30 million shares of its stock to ENVOY shareholders on March 31, 1999. The divestiture of ENVOY is being treated as a discontinued operation and final accounting treatment is subject to regulatory review.

About Healtheon/WebMD

Healtheon/WebMD (Nasdaq:HLTH) is the first end-to-end Internet healthcare company connecting physicians and consumers to the entire healthcare industry. Healtheon/WebMD is using the Internet to facilitate a new system for the delivery of healthcare, resulting in a single, secure environment for all communications and transactions that will enable a more efficient and cost effective healthcare system. With corporate headquarters in Atlanta and technology headquarters in Silicon Valley, the company was formed in November 1999 as a result of the merger of Healtheon Corporation, WebMD Inc., MEDE America and Medcast. For more information, visit http://www.webmd.com.

About Quintiles Transnational Corp.

Quintiles Transnational Corp. improves healthcare by bringing new medicines to patients faster and providing knowledge-rich medical and drug data to advance the quality and cost effectiveness of healthcare. Quintiles is the global market leader in helping pharmaceutical, biotechnology and medical device companies market and sell their products; and we provide insightful market research solutions and strategic analyses to support healthcare decisions. Quintiles Transnational is headquartered near Research Triangle Park, North Carolina, and has about 20,000 employees in 31 countries. Quintiles is a member of the S&P 500, Fortune 1000 and Nasdaq 100. For more information visit http://www.quintiles.com.

Other than historical information set forth herein, information in this press release contains "forward-looking statements." These statements involve risks and uncertainties that could cause actual results to differ materially, including without limitation, completion of the transaction, the ability of Healtheon/WebMD's services to decrease costs and improve patient care, Healtheon/WebMD's limited operating history, continued growth in the use of the Internet, acceptance of the Internet as a secure medium over which to conduct transactions, the performance of Healtheon/WebMD and risks associated with its business, the volatility of the market for Healtheon/WebMD stock, actual operating performance, the ability to operate successfully in the alliance, the ability to maintain large client contracts or to enter into new contracts, and the actual financial and accounting treatment of the transaction. Additional factors that could cause actual results to differ materially are discussed in each of Healtheon/WebMD and Quintiles' recent filings with the Securities and Exchange Commission, including but not limited to S-1, S-3 and S-4 Registration Statements, Annual Reports on Form 10-K, Form 8-Ks, and other periodic reports, including Form 10-Qs.

CONTACTS:

HEALTHEON/WEBMD:                            QUINTILES TRANSNATIONAL CORP:
Investor Relations:                         Investor Relations:
-------------------                         -------------------
John R. Runningen                           Greg Connors
404-495-7680                                919-998-2000
jr@webmd.net                                invest@quintiles.com

Media Relations:                            Media Relations:
----------------                            ----------------
Anne O'Connell                              Pat Grebe
404-897-2300                                919-998-2031
919-998-2031                                pgrebe@grtp.quintiles.com
aoconnell@alexanderogilvy.com